Exhibit 99.1
NEWS RELEASE
Independent Bank Corporation
4200 East Beltline
Grand Rapids, MI 49525
616.527.5820

For Release:	Immediately
Contact:	William B. Kessel, President and CEO, 616.447.3933 Gavin A. Mohr, Chief Financial Officer, 616.447.3929
INDEPENDENT BANK CORPORATION REPORTS 2024 FIRST QUARTER RESULTS

First Quarter Highlights

Highlights for the first quarter of 2024 include:
•Increases in net income and diluted earnings per share of 23.1% and 24.6%, respectively, over first quarter of 2023;
•An increase in tangible book value per share of $2.50 (15.7%) over the first quarter of 2023;
•Net growth in core deposits of $95.7 million (or 9.0% annualized) from December 31, 2023;
•Net growth in loans of $49.1 million (or 5.3% annualized) from December 31, 2023; and
•The payment of a 24 cent per share dividend on common stock on February 15, 2024.

GRAND RAPIDS, Mich., April 25, 2024 - Independent Bank Corporation (NASDAQ: IBCP) reported first quarter 2024 net income of $16.0 million, or $0.76 per diluted share, versus net income of $13.0 million, or $0.61 per diluted share, in the prior-year period.

William B. (“Brad”) Kessel, the President and Chief Executive Officer of Independent Bank Corporation, commented: “I am very pleased with our first quarter 2024 results, driving organic growth on both sides of the balance sheet with loans up 5.3% and core deposits up 9.0%. We were able to generate net interest margin expansion, increasing to 3.30% from 3.26% on a linked quarter basis and net interest income growth on both a linked quarter basis and on a year over year quarterly basis. Expenses continue to be well managed. Our credit metrics continue to be very good, with watch credits and non-performing assets near historic lows. These fundamentals drove good growth in both our earnings per share (23%) and tangible book value per share (16%) compared to the prior year quarter. Based on the past record of our core group of professionals and the on-going addition of talented bankers to our team, we are optimistic about continuing these positive growth trends for the balance of this year and into 2025.”

Significant items impacting comparable first quarter 2024 and 2023 results include the following:
•Changes in the fair value due to price of capitalized mortgage loan servicing rights (the “MSR Changes”) of  $1.3 million ($0.05 per diluted share, after taxes) for the three-month period ended March 31, 2024, as compared to $(0.6) million ($(0.02) per diluted share, after taxes) for the three-months ended March 31, 2023.
•The provision for credit losses was an expense of $0.7 million ($0.03 per diluted share, after taxes) in the first quarter ended March 31, 2024, as compared to an expense of $2.2 million ($0.08 per diluted share, after taxes) in the first quarter ended March 31, 2023.

Operating Results
The Company’s net interest income totaled $40.2 million during the first quarter of 2024, an increase of $1.8 million, or 4.6% from the year-ago period, and an increase of $0.1 million, or 0.2%, from the fourth quarter of 2023. The Company’s tax equivalent net interest income as a percent of average interest-earning assets (the “net interest margin”) was 3.30% during the first quarter of 2024, compared to 3.32% in the year-ago period, and 3.26% in the fourth quarter of 2023. The year-over-year quarterly increase in net interest income was due to an increase in average interest-earning assets that was partially offset by a decrease in net interest margin. The increase in net interest income compared to the linked quarter was due to an increase in the net interest margin that was partially offset by a decrease in average interest earning assets. Average interest-earning assets were $4.91 billion in the first quarter of 2024, compared to $4.70 billion in the year ago quarter and $4.93 billion in the fourth quarter of 2023.
Non-interest income totaled $12.6 million for the first quarter of 2024, compared to $10.6 million in the comparable prior year period. These changes were primarily due to variances in mortgage banking related revenues.
Net gains on mortgage loans in the first quarters of 2024 and 2023, were approximately $1.4 million and $1.3 million, respectively. The comparative quarterly increase in net gains on mortgage loans was primarily due to an increase in the gain on sale margin on mortgage loans sold that was partially offset by a decrease in the volume of mortgage loans sold.
Mortgage loan servicing, net, generated income of $2.7 million and $0.7 million in the first quarters of 2024 and 2023, respectively. The significant variance in mortgage loan servicing, net is primarily due to changes in the fair value of capitalized mortgage loan servicing rights associated with the magnitude of changes in mortgage loan interest rates and expected future prepayment levels between periods. Mortgage loan servicing, net activity is summarized in the following table:

	Three months ended
	3/31/2024	3/31/2023
	(In thousands)
Mortgage loan servicing, net:
Revenue, net	$2,219	$2,222
Fair value change due to price	1,265	(635)
Fair value change due to pay-downs	(759)	(861)
Total	$2,725	$726
Non-interest expenses totaled $32.2 million in the first quarter of 2024, compared to $31.0 million in the year-ago period.
The Company recorded income tax expense of $3.8 million in the first quarter of 2024. This compares to an income tax expense of $2.9 million in the first quarter of 2023. The changes in income tax expense principally reflect changes in pre-tax earnings in 2024 relative to 2023.

Asset Quality
A breakdown of non-performing loans by loan type is as follows:

	3/31/2024	12/31/2023	3/31/2023
Loan Type	(Dollars in thousands)
Commercial	$25	$28	$36
Mortgage	4,620	6,425	5,536
Installment	710	970	644
Sub total	5,355	7,423	6,216
Less - government guaranteed loans	1,665	2,191	2,330
Total non-performing loans	$3,690	$5,232	$3,886
Ratio of non-performing loans to total portfolio loans	0.10%	0.14%	0.11%
Ratio of non-performing assets to total assets	0.09%	0.11%	0.09%
Ratio of allowance for credit losses to total non-performing loans	1526.10%	1044.69%	1300.82%
The provision for credit losses was an expense of $0.7 million and $2.2 million in the first quarters of 2024 and 2023, respectively. The quarterly change in the provision for credit losses in 2024 compared to 2023, is the result of a decrease in the provision on securities held to maturity that was partially offset by an increase in the provision on loans. We recorded loan net charge offs of $0.22 million and $1.05 million in the first quarters of 2024 and 2023, respectively. At March 31, 2024, the allowance for credit losses for loans totaled $56.3 million, or 1.47% of total portfolio loans compared to $54.7 million, or 1.44% of total portfolio loans at December 31, 2023.
Balance Sheet, Capital and Liquidity
Total assets were $5.23 billion at March 31, 2024, a decrease of $32.5 million from December 31, 2023. Loans, excluding loans held for sale, were $3.84 billion at March 31, 2024, compared to $3.79 billion at December 31, 2023.  Deposits totaled $4.58 billion at March 31, 2024, a decrease of $40.5 million from December 31, 2023. This decrease is primarily due to decreases in non-interest bearing and brokered time deposits that were partially offset by growth in savings and interest-bearing checking, reciprocal, and time deposits.
Cash and cash equivalents totaled $161.8 million at March 31, 2024, versus $169.8 million at December 31, 2023. Securities available for sale (“AFS”) totaled $613.6 million at March 31, 2024, versus $679.4 million at December 31, 2023.

Total shareholders’ equity was $415.6 million at March 31, 2024, or 7.94% of total assets compared to $404.4 million or 7.68% at December 31, 2023. Tangible common equity totaled $385.4 million at March 31, 2024, or $18.44 per share compared to $374.1 million or $17.96 per share at December 31, 2023. The increase in shareholder equity as well as tangible common equity are primarily the result of earnings retention.

The Company’s wholly owned subsidiary, Independent Bank, remains significantly above “well capitalized” for regulatory purposes with the following ratios:

Regulatory Capital Ratios	3/31/2024	12/31/2023	Well Capitalized Minimum

Tier 1 capital to average total assets	9.05%	8.80%	5.00%
Tier 1 common equity to risk-weighted assets	11.37%	11.21%	6.50%
Tier 1 capital to risk-weighted assets	11.37%	11.21%	8.00%
Total capital to risk-weighted assets	12.62%	12.46%	10.00%

At March 31, 2024, in addition to liquidity available from our normal operating, funding, and investing activities, we had unused credit lines with the FHLB and FRB of approximately $1.072 billion and $496.0 million, respectively. We also had approximately $811.3 million in fair value of unpledged securities AFS and HTM at March 31, 2024 which could be pledged for an estimated additional borrowing capacity at the FHLB and FRB of approximately $754.9 million.

Share Repurchase Plan
On December 19, 2023, the Board of Directors of the Company authorized the 2024 share repurchase plan. Under the terms of the 2024 share repurchase plan, the Company is authorized to purchase up to 1,100,000 shares, or approximately 5% of its then outstanding common stock. The repurchase plan is authorized to last through December 31, 2024. The Company did not repurchase any shares of common stock during the first three months of 2024.
Earnings Conference Call
Brad Kessel, President and CEO, Gavin Mohr, CFO and Joel Rahn, EVP – Commercial Banking will review the quarterly results in a conference call for investors and analysts beginning at 11:00 am ET on Thursday, April 25, 2024.
To participate in the live conference call, please dial 1-833-470-1428 (Access Code # 206213). Also, the conference call will be accessible through an audio webcast with user-controlled slides via the following site/URL: https://events.q4inc.com/attendee/312593309.
A playback of the call can be accessed by dialing 1-866-813-9403 (Access Code # 265107). The replay will be available through May 3, 2024.
About Independent Bank Corporation
Independent Bank Corporation (NASDAQ: IBCP) is a Michigan-based bank holding company with total assets of approximately $5.2 billion. Founded as First National Bank of Ionia in 1864, Independent Bank Corporation operates a branch network across Michigan's Lower Peninsula through one state-chartered bank subsidiary. This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, consumer banking, investments and insurance. Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.
For more information, please visit our Web site at: IndependentBank.com.
Forward-Looking Statements
This presentation contains forward-looking statements, which are any statements or information that are not historical facts. These forward-looking statements include statements about our anticipated future revenue and expenses and our future plans and prospects.

Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. For example, deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding to us, lead to a tightening of credit, and increase stock price volatility. Our results could also be adversely affected by changes in interest rates; increases in unemployment rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of our investment securities; legal and regulatory developments; changes in customer behavior and preferences; breaches in data security; and management’s ability to effectively manage the multitude of risks facing our business. Key risk factors that could affect our future results are described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2023 and the other reports we file with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of our future results.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Financial Condition

	March 31, 2024	December 31, 2023
	(Unaudited)
	(In thousands, except share amounts)
Assets
Cash and due from banks	$41,646	$68,208
Interest bearing deposits	120,198	101,573
Cash and Cash Equivalents	161,844	169,781
Securities available for sale	613,620	679,350
Securities held to maturity (fair value of $311,013 at March 31, 2024 and $318,606 at December 31, 2023)	349,957	353,988
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	16,821	16,821
Loans held for sale, carried at fair value	8,935	12,063
Loans
Commercial	1,735,284	1,679,731
Mortgage	1,490,441	1,485,872
Installment	614,240	625,298
Total Loans	3,839,965	3,790,901
Allowance for credit losses	(56,313)	(54,658)
Net Loans	3,783,652	3,736,243
Other real estate and repossessed assets, net	1,059	569
Property and equipment, net	34,587	35,523
Bank-owned life insurance	53,633	54,341
Capitalized mortgage loan servicing rights, carried at fair value	43,577	42,243
Other intangibles	1,875	2,004
Goodwill	28,300	28,300
Accrued income and other assets	133,395	132,500
Total Assets	$5,231,255	$5,263,726

Liabilities and Shareholders' Equity
Deposits
Non-interest bearing	$1,034,605	$1,076,093
Savings and interest-bearing checking	1,935,451	1,905,701
Reciprocal	893,643	832,020
Time	570,130	524,325
Brokered time	148,585	284,740
Total Deposits	4,582,414	4,622,879
Other borrowings	49,977	50,026
Subordinated debt	39,529	39,510
Subordinated debentures	39,745	39,728
Accrued expenses and other liabilities	104,020	107,134
Total Liabilities	4,815,685	4,859,277

Shareholders’ Equity
Preferred stock, no par value, 200,000 shares authorized; none issued or outstanding	—	—
Common stock, no par value, 500,000,000 shares authorized; issued and outstanding: 20,903,677 shares at March 31, 2024 and 20,835,633 shares at December 31, 2023	317,099	317,483
Retained earnings	170,100	159,108
Accumulated other comprehensive loss	(71,629)	(72,142)
Total Shareholders’ Equity	415,570	404,449
Total Liabilities and Shareholders’ Equity	$5,231,255	$5,263,726

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023

	(Unaudited)
Interest Income	(In thousands, except per share amounts)
Interest and fees on loans	$55,043	$54,333	$44,294
Interest on securities
Taxable	5,251	5,646	5,884
Tax-exempt	3,391	3,434	3,083
Other investments	1,441	1,948	675
Total Interest Income	65,126	65,361	53,936
Interest Expense
Deposits	22,810	23,111	13,760
Other borrowings and subordinated debt and debentures	2,119	2,139	1,735
Total Interest Expense	24,929	25,250	15,495
Net Interest Income	40,197	40,111	38,441
Provision for credit losses	744	(617)	2,160
Net Interest Income After Provision for Credit Losses	39,453	40,728	36,281
Non-interest Income
Interchange income	3,151	3,336	3,205
Service charges on deposit accounts	2,872	3,061	2,857
Net gains (losses) on assets
Mortgage loans	1,364	1,961	1,256
Securities available for sale	(269)	—	(222)
Mortgage loan servicing, net	2,725	(2,442)	726
Other	2,718	3,181	2,729
Total Non-interest Income	12,561	9,097	10,551
Non-interest Expense
Compensation and employee benefits	20,770	19,049	19,339
Data processing	3,255	2,909	2,991
Occupancy, net	2,074	1,933	2,159
Interchange expense	1,097	1,110	1,049
Furniture, fixtures and equipment	954	974	926
FDIC deposit insurance	782	796	783
Communications	615	535	668
Loan and collection	512	456	578
Advertising	491	879	495
Legal and professional	486	585	607
Costs (recoveries) related to unfunded lending commitments	(652)	348	(475)
Other	1,809	2,304	1,837
Total Non-interest Expense	32,193	31,878	30,957
Income Before Income Tax	19,821	17,947	15,875
Income tax expense	3,830	4,204	2,884
Net Income	$15,991	$13,743	$12,991
Net Income Per Common Share
Basic	$0.77	$0.66	$0.62
Diluted	$0.76	$0.65	$0.61

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
	(unaudited)
	(Dollars in thousands except per share data)
Three Months Ended
Net interest income	$40,197	$40,111	$39,427	$38,350	$38,441
Provision for credit losses	744	(617)	1,350	3,317	2,160
Non-interest income	12,561	9,097	15,611	15,417	10,551
Non-interest expense	32,193	31,878	32,036	32,248	30,957
Income before income tax	19,821	17,947	21,652	18,202	15,875
Income tax expense	3,830	4,204	4,109	3,412	2,884
Net income	$15,991	$13,743	$17,543	$14,790	$12,991

Basic earnings per share	$0.77	$0.66	$0.84	$0.70	$0.62
Diluted earnings per share	0.76	0.65	0.83	0.70	0.61
Cash dividend per share	0.24	0.23	0.23	0.23	0.23

Average shares outstanding	20,877,067	20,840,680	20,922,431	21,040,349	21,103,831
Average diluted shares outstanding	21,079,607	21,049,030	21,114,445	21,222,535	21,296,980

Performance Ratios
Return on average assets	1.24%	1.04%	1.34%	1.18%	1.06%
Return on average equity	15.95	14.36	18.68	16.29	14.77
Efficiency ratio (1)	60.26	64.27	57.52	59.26	62.07

As a Percent of Average Interest-Earning Assets (1)
Interest income	5.34%	5.29%	5.10%	4.89%	4.66%
Interest expense	2.04	2.03	1.87	1.65	1.34
Net interest income	3.30	3.26	3.23	3.24	3.32

Average Balances
Loans	$3,810,526	$3,764,752	$3,694,534	$3,567,920	$3,494,169
Securities	999,140	1,027,240	1,071,211	1,111,670	1,146,075
Total earning assets	4,910,669	4,928,697	4,892,208	4,763,295	4,696,786
Total assets	5,201,452	5,233,666	5,192,114	5,044,746	4,988,440
Deposits	4,561,645	4,612,797	4,577,796	4,447,843	4,417,106
Interest bearing liabilities	3,627,446	3,635,771	3,554,179	3,415,621	3,304,868
Shareholders' equity	403,225	379,614	372,667	364,143	356,720
(1)Presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data (continued)

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
	(unaudited)
	(Dollars in thousands except per share data)
End of Period
Capital
Tangible common equity ratio	7.41%	7.15%	6.67%	6.75%	6.60%
Tangible common equity ratio excluding accumulated other comprehensive loss	8.57	8.31	8.20	8.09	7.95
Average equity to average assets	7.75	7.25	7.18	7.22	7.15
Total capital to risk-weighted assets (2)	13.85	13.71	13.58	13.66	13.80
Tier 1 capital to risk-weighted assets (2)	11.65	11.50	11.37	11.42	11.53
Common equity tier 1 capital to risk-weighted assets (2)	10.73	10.58	10.44	10.46	10.55
Tier 1 capital to average assets (2)	9.29	9.03	8.94	8.97	8.92
Common shareholders' equity per share of common stock	$19.88	$19.41	$17.99	$17.91	$17.40
Tangible common equity per share of common stock	18.44	17.96	16.53	16.45	15.94
Total shares outstanding	20,903,677	20,835,633	20,850,455	20,943,694	21,138,303

Selected Balances
Loans	$3,839,965	$3,790,901	$3,741,486	$3,631,114	$3,509,809
Securities	963,577	1,033,338	1,043,540	1,092,703	1,137,103
Total earning assets	4,949,496	4,954,696	4,884,720	4,830,185	4,860,696
Total assets	5,231,255	5,263,726	5,200,018	5,135,564	5,138,934
Deposits	4,582,414	4,622,879	4,585,612	4,487,636	4,544,749
Interest bearing liabilities	3,677,060	3,676,050	3,573,187	3,501,280	3,481,511
Shareholders' equity	415,570	404,449	374,998	375,162	367,714
(2)March 31, 2024 are Preliminary.

Reconciliation of Non-GAAP Financial Measures
Independent Bank Corporation
Independent Bank Corporation believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends.  Tangible common equity is used by the Company to measure the quality of capital.
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,
	2024	2023
	(Dollars in thousands)
Net Interest Margin, Fully Taxable Equivalent ("FTE")

Net interest income	$40,197	$38,441
Add: taxable equivalent adjustment	180	288
Net interest income - taxable equivalent	$40,377	$38,729
Net interest margin (GAAP) (1)	3.28%	3.29%
Net interest margin (FTE) (1)	3.30%	3.32%
(1)Annualized.

Tangible Common Equity Ratio

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
	(Dollars in thousands)
Common shareholders' equity	$415,570	$404,449	$374,998	$375,162	$367,714
Less:
Goodwill	28,300	28,300	28,300	28,300	28,300
Other intangibles	1,875	2,004	2,141	2,278	2,415
Tangible common equity	385,395	374,145	344,557	344,584	336,999
Addition:
Accumulated other comprehensive loss for regulatory purposes	65,831	66,344	86,507	74,712	75,013
Tangible common equity excluding other comprehensive loss adjustments	$451,226	$440,489	$431,064	$419,296	$412,012

Total assets	$5,231,255	$5,263,726	$5,200,018	$5,135,564	$5,138,934
Less:
Goodwill	28,300	28,300	28,300	28,300	28,300
Other intangibles	1,875	2,004	2,141	2,278	2,415
Tangible assets	5,201,080	5,233,422	5,169,577	5,104,986	5,108,219
Addition:
Net unrealized losses on available for sale securities and derivatives, net of tax	65,831	66,344	86,507	74,712	75,013
Tangible assets excluding other comprehensive loss adjustments	$5,266,911	$5,299,766	$5,256,084	$5,179,698	$5,183,232

Common equity ratio	7.94%	7.68%	7.21%	7.31%	7.16%
Tangible common equity ratio	7.41%	7.15%	6.67%	6.75%	6.60%
Tangible common equity ratio excluding other comprehensive loss	8.57%	8.31%	8.20%	8.09%	7.95%

Tangible Common Equity per Share of Common Stock:

Common shareholders' equity	$415,570	$404,449	$374,998	$375,162	$367,714
Tangible common equity	$385,395	$374,145	$344,557	$344,584	$336,999
Shares of common stock outstanding (in thousands)	20,904	20,836	20,850	20,944	21,138

Common shareholders' equity per share of common stock	$19.88	$19.41	$17.99	$17.91	$17.40
Tangible common equity per share of common stock	$18.44	$17.96	$16.53	$16.45	$15.94
The tangible common equity ratio removes the effect of goodwill and other intangible assets from capital and total assets.  Tangible common equity per share of common stock removes the effect of goodwill and other intangible assets from common shareholders’ equity per share of common stock.